As filed with the Securities and Exchange Commission on May 15, 2007
Registration No. 333-141522

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Netezza Corporation
(Exact name of registrant as specified in its charter)

Delaware	3571	04-3527320
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Netezza Corporation
200 Crossing Boulevard
Framingham, MA 01702
(508) 665-6800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jitendra S. Saxena
Chief Executive Officer
Netezza Corporation
200 Crossing Boulevard
Framingham, MA 01702
(508) 665-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Rondeau, Esq. Wendell C. Taylor, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Anthony J. Medaglia, Jr., P.C. John M. Mutkoski, Esq. Jocelyn M. Arel, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to public:  as soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment is being filed solely for the purpose of filing new Exhibits 10.18, 10.19, 10.20 and 10.21.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, Commonwealth of Massachusetts, on this 15th day of May, 2007.

NETEZZA CORPORATION

By:	/s/ Jitendra S. Saxena
Jitendra S. Saxena, Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date

/s/ Jitendra S. Saxena Jitendra S. Saxena		Chief Executive Officer and Director (principal executive officer)	May 15, 2007

/s/ Patrick J. Scannell, Jr. Patrick J. Scannell, Jr.		Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 15, 2007

* James Baum		Director	May 15, 2007

* Sunil Dhaliwal		Director	May 15, 2007

* Ted R. Dintersmith		Director	May 15, 2007

* Robert J. Dunst, Jr.		Director	May 15, 2007

* Paul J. Ferri		Director	May 15, 2007

* Charles F. Kane		Director	May 15, 2007

* Edward J. Zander		Director	May 15, 2007

*By:	/s/ Patrick J. Scannell, Jr. Patrick J. Scannell, Jr. Attorney-in-Fact

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Exhibit Index

Exhibit
Number		Description of Exhibit

1	.1*	Underwriting Agreement

3	.1**	Form of Amended and Restated Certificate of Incorporation of the Registrant, as in effect upon the closing of this offering

3	.2**	Form of Second Amended and Restated Certificate of Incorporation of the Registrant to be filed promptly following the closing of this offering

3	.3**	Amended and Restated By-laws of the Registrant

4	.1*	Specimen Stock Certificate evidencing the shares of common stock

5	.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10	.1**	2000 Stock Incentive Plan, as amended

10	.2**	Form of Incentive Stock Option Agreement under 2000 Stock Incentive Plan

10	.3**	Form of Nonstatutory Stock Option Agreement under 2000 Stock Incentive Plan

10	.4**	Form of Restricted Stock Agreement under 2000 Stock Incentive Plan

10	.5**	2007 Stock Incentive Plan

10	.6**	Form of Incentive Stock Option Agreement under 2007 Stock Incentive Plan

10	.7**	Form of Nonstatutory Stock Option Agreement under 2007 Stock Incentive Plan

10	.8**	Form of Nonstatutory Stock Option Agreement for non-employee directors under 2007 Stock Incentive Plan

10	.9**	Fiscal 2008 Executive Officer Incentive Bonus Plan

10	.10**	Lease Agreement, dated February 12, 2004, between the Company and NDNE 9/90 200 Crossing Boulevard, L.L.C

10	.11**	Third Amended and Restated Investor Rights Agreement among the Company, the Founders and the Purchasers, dated as of December 22, 2004

10	.12**	Amendment No. 1 to the Third Amended and Restated Investor Rights Agreement among the Company, the Founders and the Purchasers, dated as of June 14, 2005

10	.13**	Letter Agreement between the Company and James Baum, dated June 1, 2006

10	.14**	Form of Executive Retention Agreement, for each of Jitendra S. Saxena, James Baum, Patrick J. Scannell, Jr., Raymond Tacoma and Patricia Cotter

10	.15**	Form of Indemnification Agreement for each of Jitendra S. Saxena, James Baum, Patrick J. Scannell, Jr., Raymond Tacoma, Patricia Cotter, Sunil Dhaliwal, Ted R. Dintersmith, Robert J. Dunst, Paul J. Ferri, Charles F. Kane and Edward J. Zander

10	.16**	Term Loan and Security Agreement among the Company, Silicon Valley Bank, as agent, and the Lenders listed therein, dated June 14, 2005

10	.17**	Loan and Security Agreement between the Company and Silicon Valley Bank, dated January 31, 2007

10	.18†	Contractor Agreement between Persistent Systems Pvt. Ltd and the Company, dated as of February 1, 2001

10	.19†	Manufacturing Services Agreement by and between the Company and Sanmina-SCI Corporation, dated as of June 17, 2004, as amended by Amendment No. 1 to the Manufacturing Services Agreement, dated as of May 11, 2005

10	.20†	Smart Hands Support Subcontract Agreement between Hewlett-Packard Limited and the Company, dated as of July 16, 2003

10	.21†	Letter Agreement between Compaq Computer Corporation and the Company, dated as of September 13, 2002

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Exhibit
Number		Description of Exhibit

21	.1*	Subsidiaries of the Registrant

23	.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountants

23	.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23	.3**	Consent of Revolution Partners

24	.1**	Power of Attorney (included on signature page)

*	To be filed by amendment.

**	Previously filed.

†	Confidential Treatment Requested as to Portions.

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